UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                      -------------------------------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  July 17, 2007

                             SBM CERTIFICATE COMPANY
             (Exact name of registrant as specified in its charter)

        Maryland                      811-6268                   20-0118736
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
    of incorporation)                                        Identification No.)


                     7315 Wisconsin Avenue, Suite 1250 West
                               Bethesda, MD 20814
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (301) 656-4200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 4.01.      Change in Registrant's Certifying Accountant.

            On June 22, 2007, the Board of Directors (the "Board") of SBM Certificate Company, a Maryland corporation (the "Company"), upon recommendation of the Audit Committee of the Board, resolved to engage RBSM LLP ("RBSM") as the Company's independent registered public accounting firm. A Current Report on Form 8-K disclosing, among other things, the Board's determination with respect to RBSM was filed by the Company on June 28, 2007. On July 17, 2007, RBSM informed the Company that it had completed its customary acceptance process and had accepted an engagement by the Company to serve as the Company's independent registered public accounting firm.

            During the Company's fiscal years ended December 31, 2006 and 2005, and the interim period thereafter preceding the engagement of RBSM as the Company's independent registered public accounting firm, the Company did not consult with RBSM regarding either: (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by RBSM, or
(iii) any other matter that was the subject of disagreement between the Company and its prior independent registered public accounting firm as described in Item 304(a)(1)(iv) of Regulation S-K.



                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: July 17, 2007                     SBM CERTIFICATE COMPANY


                                        By: /s/ Eric M. Westbury
                                            --------------------------------
                                            Eric M. Westbury
                                            Chief Executive Officer